SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                  June 26, 1998
                                 Date of Report
                        (Date of earliest event reported)



                            Electropharmacology, Inc.
               (Exact Name of Registrant as Specified in Charter)





           Delaware                       0-25828                95-4315412
(State or other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
        Incorporation)                                       Identification No.)

     2301 N.W. 33rd Court, Suite 102
         Pompano Beach, Florida                                  33069
(Address of Principal Executive Offices)                      (Zip Code)


                                 (954) 975-9818
              (Registrant's telephone number, including area code)

         Item 2. Acquisition or Disposition of Assets.

         Electropharmacology, Inc. ("EPi") announced on June 11, 1998 that it signed a definitive agreement to merge with HealthTech Development, Inc. ("HTD"), a privately held biotechnology company in Dallas, Texas. EPi will be the surviving corporation in the merger and will acquire HTD through a wholly owned subsidiary named Gemini Health Technologies Inc. HTD is primarily engaged in the development of two technologies: (i) drugs designed to treat the spread of cancer without toxic side effects; and (ii) the creation of proprietary genetic databases used to identify novel molecular targets for future drugs for chronic diseases such as cancer, arthritis and heart diseases. HTD's assets consist of intellectual property related to cancer diagnosis and treatment, more specifically, licenses and pending patent applications in connection with the above technologies.

         Under the terms of the merger, EPi will issue approximately 6,000,000 new shares of EPi common stock to the current HTD shareholders and will also convert all of EPi's outstanding preferred shares and certain EPi warrants into an aggregate of approximately 1,872,000 additional new shares of EPi common stock. Under the terms of the merger, EPi and HTD shareholders will each hold approximately 50% of the equity in the merged entity. In addition, HTD shareholders will have the right, after completion of the merger, to nominate two of five directors on EPi's Board of Directors. The merger, which is subject to various conditions and approvals, is expected to close in the third quarter of 1998.

         "This merger is an important second step in the transformation of EPi following our recently announced agreement to sell EPi's SofPulse device product line. The HTD merger strengthens our position in the biotechnology industry with two promising technologies that complement our core technology in the markets for complex diseases such as cancer and arthritis", said Dr. Arup Sen, EPi's chairman and chief executive officer. He added, "the technology for genetic databases also has near-term applications in monitoring gene activities for wellness and anti-aging programs."

         Richard K. Kneipper, HTD's chief executive officer, said "we have focused on building relationships with leading scientists at major universities and medical institutions to acquire and develop commercial applications for emerging medical technologies." "The combined scientific and management team resulting from this merger will focus on advancing current technologies through academic partnerships, form corporate partnerships for product commercialization in certain markets, and seek additional financing to pursue technology and product acquisition in other markets", he added.

         Arup Sen, chairman of the board and chief executive officer of EPi is a principal stockholder and chairman of the Board of HTD. Richard K. Kneipper, chief executive officer, director and a principal stockholder of HTD, is of counsel to, and a former partner of, Jones, Day, Reavis and Pogue, a law firm which has served as corporate counsel to EPi for matters unrelated to the HTD acquisition.

Item 7.  Financial Statements and Exhibits.

         (c)       Exhibits:

         Exhibit
         Number      Exhibit
         -------     -------

             1. Agreement of Merger and Plan of Reorganization among Electropharmacology, Inc., EPi Sub, Inc. and HealthTech Development, Inc. dated June 11, 1998.

             2. Audited Financial Statements of HTD for the years ended December 31, 1996 and 1997.*

             3. Unaudited Financial Statements of HTD for the quarters ended March 31, 1997 and 1998.*

             4. Pro Forma Combined
             Balance Sheet and Statements of Operations.*

---------------------
* It is impracticable to provide these financial statements and pro forma financial information at this time. The financial statements and pro forma financial information will be filed as an amendment to this Form 8-K Report as soon as practicable, but no later than 60 days from the date of the filing of this Report.


                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Electropharmacology, Inc.




                                      By:  /s/  Arup Sen
                                           -------------------------------------
                                           Arup Sen
                                           President and Chief Executive Officer


June 26, 1998